EXHIBIT 23(i)
                                                               -------------

                                (ON LETTERHEAD)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


We consent to the use of our report dated March 29, 2000 on our audit of the financial statements of Urecoats Industries Inc. (formerly Winners All International, Inc.) as of December 31, 1999 and to all references to this Firm included in the Form 10-KSB for fiscal year ended December 31, 1999 incorporated by reference in the Form S-8 Registration Statement of Urecoats Industries Inc.



/s/ Baum & Company, PA
----------------------------
Joel S. Baum, C.P.A
Baum & Company, P.A.
Certified Public Accountants
Hollywood, Florida

November 30, 2000





























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